EXHIBIT 99.2


                Mpower Emerges from Chapter 11 with 90% Less Debt

o Stock Expected to Begin Trading on NASD OTC Board July 31 Under Symbol
  "MPOW"
o Mpower to Report 2nd Quarter Earnings on August 9
o Retains Deloitte & Touche as Independent Auditors


ROCHESTER, NY -- July 30, 2002 -- Mpower Holding Corporation (OTC:MPWRQ) announced that it, and its subsidiary Mpower Communications Corp., will formally emerge from Chapter 11 today as its recapitalization plan becomes effective. Mpower's pre-negotiated recapitalizaton plan received overwhelming approval from all voting classes and was confirmed by the United States Bankruptcy Court for the District of Delaware on July 17, 2002, only 100 days after it was filed.

Through the recapitalization plan, Mpower eliminated $583.4 million in debt and preferred stock, as well as the associated annual interest and dividend payments from its balance sheet by paying $19 million in cash and issuing additional common stock. The shares of common stock of the recapitalized company will be issued as of 5:00 p.m. eastern time today, July 30, 2002 and are expected to begin trading on the NASD Over-the-Counter Bulletin Board tomorrow, July 31, 2002 under the symbol "MPOW."

"We're pleased that we were able to successfully execute Mpower's well designed pre-negotiated plan, enabling us to recapitalize the company in a short period of time," stated Mpower Holding Chairman and Chief Executive Officer Rolla P. Huff. "Today Mpower emerges as a vital partner for our customers with a stronger balance sheet and more than $200 million in recurring revenue from a base of over 122,000 customers. We are better positioned than many of our industry peers as a result of this effort and are proud of the fact that we were able to accomplish it while maintaining high-quality service for our customers."

Schedules Second Quarter Earnings Announcement
Mpower will hold a public conference call to discuss its second quarter results on Friday, August 9, 2002 at 10:00 a.m. eastern time (ET). To access the call, dial 1-888-391-0082 and reference "Mpower Second Quarter 2002 Results." A replay of the call will be available from Friday, August 9, 2002 at 12:00 p.m. ET through Friday, August 16, 2002 at 12:00 p.m. ET by dialing 1-800-633-8284. The reservation number for the replay is 20793439.

As previously announced, as a result of the emergence from Chapter 11, Mpower Holding and its consolidated subsidiaries, including Mpower Communications Corp., will implement "fresh start" accounting rules. These rules require Mpower Holding to revalue its assets and liabilities on a consolidated basis to current fair value, re-establish stockholders' equity as of the reorganization value determined in connection with the recapitalization plan, and report any differences between the reorganization value and asset values as changes to goodwill. The company expects that the adoption of fresh start reporting will have a material effect on Mpower Holding's consolidated financial statements. As a result, Mpower Holding's consolidated financial statements published for periods following July 30, 2002 will not be comparable with those prepared before July 30, 2002.

Appoints Deloitte & Touche LLP as Independent Auditor
Also today, Mpower announced that it has engaged Deloitte & Touche LLP to serve as the company's independent auditor effective July 30, 2002, replacing Arthur Andersen LLP.

About Mpower
Mpower Holding Corporation is the parent company of Mpower Communications Corp., a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, final effectiveness of the proposed recapitalization plan in accordance with all relevant bankruptcy laws, market makers independent decisions to create a market in the common stock of the recapitalized company, projections of future sales, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion and proposed recapitalization plan, our ability to manage rapid growth and maintain a high level of customer service, the performance of our network and equipment, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in Mpower's Securities and Exchange Commission filings.

Contacts

Investor Relations Inquiries:                   Media Inquiries:
Gregg Clevenger                                 Michele Sadwick
Chief Financial Officer                         Vice President
(585) 218-6547                                  (585) 218-6542
invest@mpowercom.com                            msadwick@mpowercom.com